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                                                                  EXHIBIT 23(b)
                                                                  -------------



                          INDEPENDENT AUDITORS CONSENT



King Holding Corp.:

     We consent to the use in this Registration Statement of The Providence Journal Company on Form S-8 of our report dated February 10, 1995 relating to the consolidated financial statements of King Holding Corp. for the two years ended December 31, 1994, appearing in the Prospectus dated June 24, 1996 of the Company relating to Registration Statement (File No. 333-02703) incorporated by reference into this Registration Statement.


/s/  DELOITTE & TOUCHE LLP


Boston, Massachusetts
June 24, 1996